Exhibit 5.1

[On the letterhead of WongPartnership LLP]

Date: 23 January 2017

The Board of Directors

IC Power Ltd.

1 Temasek Avenue

#36-01 Millenia Tower

Singapore 039192

Dear Sirs

IC POWER LTD. (THE “COMPANY”) – REGISTRATION STATEMENT IN RESPECT OF THE INITIAL PUBLIC OFFERING (THE “OFFERING”) OF SHARES IN THE ISSUED ORDINARY SHARE CAPITAL OF THE COMPANY

A.	Introduction

1.	We have acted as Singapore legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, as to Singapore law in connection with the Offering and we refer to the registration statement on Form F-1 (File No. 333-206667) (as amended, the “Registration Statement”) which was filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 31 August 2015. The Registration Statement covers the Offering in relation to (a) 25,900,000 new ordinary shares of the Company (the “Offering Shares”) and (b) up to an additional 3,885,000 new ordinary shares of the Company which may be purchased by the Underwriters (as defined below) pursuant to an option to purchase additional shares granted by the Company (the “Additional Shares”, and together with the Offering Shares, the “Relevant Shares”) pursuant to the Agreement (as defined below). We have taken instructions solely from the Company.

We do not express or imply any opinion with respect to the effect of any law other than the laws of the Republic of Singapore as at the date of this opinion, and have made no investigation of any other laws which may be relevant to the documents submitted or made available to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with Singapore law as applied by the courts of the Republic of Singapore as at the date of this opinion. All references to the laws of Singapore or a specific law of Singapore in this opinion are references to Singapore law as applied by the courts of the Republic of Singapore as at the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion.

In respect of the Agreement (as defined herein) and the Registration Statement, we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in the Republic of Singapore in respect of the matters set out in paragraph 5 of this opinion).

B.	Documents

2.	In rendering this opinion, we have examined:

2.1	an electronic copy (in Adobe Acrobat form) of the proposed form of the underwriting agreement (filed as Exhibit 1.1 to the Registration Statement on 17 January 2017) (the “Agreement”) to be entered into among (i) the Company, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iii) Credit Suisse Securities (USA) LLC and (iv) each of the other underwriters named in Schedule A of the Agreement (the “Underwriters”);

2.2	an electronic copy (in Adobe Acrobat form) of the Registration Statement;

2.3	an electronic copy (in Adobe Acrobat form) of the Bizfile Certificate Confirming Incorporation of Company dated 4 May 2015 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

2.4	an electronic copy (in Adobe Acrobat form) of the Notice Under Section 31(3) of the Companies Act, Chapter 50 of Singapore (the “Companies Act”) dated 20 January 2017 issued by ACRA confirming the Company’s conversion from a company limited by shares into a public company and the change of its name;

2.5	an electronic copy (in Adobe Acrobat form) of the memorandum of association of the Company (the “Memorandum of Association”), as executed and adopted by Kenon Holdings Ltd. (“Kenon”) as subscriber on 4 May 2015 and as amended by way of special resolution by Kenon as the sole shareholder of the Company on 19 January 2017;

2.6	an electronic copy (in Adobe Acrobat form) of the articles of association of the Company (which form part of the constitution of the Company) (the “Articles of Association”, and together with the Memorandum of Association, the “Constitutive Documents”), as adopted by Kenon as subscriber on 4 May 2015 and as amended by way of special resolution by Kenon as the sole shareholder of the Company on 19 January 2017;

2.7	electronic copies (in Adobe Acrobat form) of the minutes and resolutions in writing of the board of directors of the Company dated 4 May 2015, 12 January 2017 and 19 January 2017 (collectively, the “Board Resolutions”);

2.8	an electronic copy (in Adobe Acrobat form) of the resolutions passed by Kenon, as the sole shareholder of the Company on 19 January 2017 (the “Shareholder Resolutions”, and together with the Board Resolutions, the “Resolutions”); and

2.9	such other documents as we may have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this opinion.

C.	Assumptions

4.	We have assumed (without enquiry and with your consent):

4.1	the authenticity of all documents submitted and made available to us as originals, and the completeness, and conformity to originals, of all copies of documents submitted and made available to us and that the signatures on all original documents or copies thereof are genuine and that in relation to all documents (other than those signed by officers or representatives of the Company), each signature is that of a person duly authorised to affix the same and execute the relevant documents;

4.2	that each document submitted and made available to us for review, is true, complete and up-to-date, has not been revoked, amended or superseded, and all representations, warranties and factual statements contained therein are true and correct;

4.3	that the Resolutions:

(a)	were duly passed at properly convened meetings of duly appointed directors or the sole shareholder of the Company, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents;

(b)	were duly passed in accordance with the provisions of the Companies Act; and

(c)	have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of such resolutions;

4.4	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the Constitutive Documents;

(b)	have acted in good faith and in the best interests of the Company in approving the execution of, and entry into, the Agreement, and without intention to defraud any of the creditors of the Company; and

(c)	have each disclosed any interest which he may have in the transactions contemplated in the Agreement in accordance with the provisions of the Companies Act and the Constitutive Documents and none of the directors of the Company has any interest in such transactions except to the extent permitted by the Companies Act and the Constitutive Documents;

4.5	that the Relevant Shares to be issued in connection with the Offering will be duly registered in the names of the persons who subscribe for or purchase the Relevant Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be;

4.6 (a)	that the result of the electronic instance information search made by us on 23 January 2017 at 9:08 a.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at the ACRA is true, complete and accurate, and remains correct up-to-the date of this opinion;

(b)	such information has not since the relevant time at which the ACRA Searches were conducted, been altered; and

(c)	the ACRA Search did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA have been duly lodged, registered, or filed;

4.7	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

4.8	that following the date of this opinion and prior to the issue of the Relevant Shares, the Company will validly enter into an underwriting agreement, substantially in the form of the Agreement; and

4.9	that neither the Agreement nor any of the transactions contemplated thereunder constitutes a sham.

D.	Opinion

5.	Based on the foregoing and subject to the assumptions set out in this opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that the Relevant Shares, when issued and delivered by the Company in accordance with its Constitutive Documents, and the terms of the executed Agreement by the Company pursuant to the laws of the Republic of Singapore against payment of the aggregate offering price of the Relevant Shares, will be (a) duly authorised by the Company for issuance; (b) validly issued and non-assessable; and (c) fully paid.

E.	Qualifications

6.	This opinion is subject to the following qualifications:

6.1	for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under Singapore law) in relation to the Relevant Shares means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

6.2	we have not investigated or verified the accuracy or completeness of the facts and information (including any statements of foreign law) or the reasonableness of any assumptions, statements of opinion or intention, contained in the documents referred to in paragraph 2 of this opinion. We do not express any opinions as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Agreement. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

6.3	we have relied on electronic searches of the publicly available records of ACRA and the records disclosed by such searches may not be complete or up-to-date; and

6.4	this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 2 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

7.	We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

8.	The opinion given herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering, or otherwise including, but without limitation, any other document signed in connection with the Offering. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully,

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP